Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward Sebold and Evan Barth, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Annual Report on Form 10-K and any or all amendments thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

	Signature	Title	Date
By	/s/ Martin J. Schroeter	Chief Executive Officer and Chairman of the Board	May 30, 2025
	Martin J. Schroeter	(Principal Executive Officer)
By	/s/ David B. Wyshner	Chief Financial Officer	May 30, 2025
	David B. Wyshner	(Principal Financial Officer)
By	/s/ Vineet Khurana	Senior Vice President and Global Controller	May 30, 2025
	Vineet Khurana	(Principal Accounting Officer)
By	/s/ Dominic J. Caruso	Director	May 30, 2025
Dominic J. Caruso
By	/s/ John D. Harris II	Director	May 30, 2025
John D. Harris II
By	/s/ Stephen A.M. Hester	Director	May 30, 2025
Stephen A.M. Hester
By	/s/ Shirley Ann Jackson	Director	May 30, 2025
Shirley Ann Jackson
By	/s/ Janina Kugel	Director	May 30, 2025
Janina Kugel
By	/s/ Denis Machuel	Director	May 30, 2025
Denis Machuel
By	/s/ Rahul N. Merchant	Director	May 30, 2025
Rahul N. Merchant
By	/s/ Jana Schreuder	Director	May 30, 2025
Jana Schreuder
By	/s/ Howard I. Ungerleider	Director	May 30, 2025
Howard I. Ungerleider